SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2013

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland	001-35072	65-1310069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, FL 32256
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 7, 2013, Atlantic Coast Financial Corporation (the “Company”) informed the Nasdaq Stock Market (“Nasdaq”) that Director John Linfante, its Audit Committee Financial Expert, had resigned.   As a result, the Company will not be in compliance with Nasdaq Rule 5605(c)(2)(A) regarding the composition of the Audit Committee, subject to Nasdaq’s allowed cure period.  The Company believes that Director Nominee Kevin G. Champagne, if elected at the Company’s annual meeting on August 16, 2013 and subject to the receipt of non-objection by the Federal Reserve Bank of Atlanta to his service on the Board, will qualify as an Audit Committee Financial Expert and will serve on the Audit Committee of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2013, John Linfante resigned his position as Chairman and Director of the Company and Director of Atlantic Coast Bank effective August 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date:	August 8, 2013	By: /s/ Thomas B. Wagers, Sr.
Thomas B. Wagers, Sr.
Interim President and Chief Executive Officer
(Duly Authorized Representative)